Exhibit 24.1

CNL HEALTHCARE PROPERTIES, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Stephen H. Mauldin. and Thomas K. Sittema, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ Kevin R. Maddron Kevin R. Maddron	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 20, 2015